UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2026

DIGITAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40400	46-1942864
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street, Austin, TX 78701

(Address of principal executive offices) (Zip Code)

(209) 651-0172

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 12, 2026 (the “Effective Date”), Digital Brands Group, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with Athlete Capital Sports LLC (“Athlete Capital Sports”), pursuant to which Athlete Capital Sports agreed to provide the Company certain consulting services with respect to the Company’s participation in The Pennsylvania State University’s (the “University”) name, image and likeness program for student-athletes at the University (the “Services”).

The Agreement is for a term of three years, beginning March 12, 2026 and ending March 12, 2029 (the “Term”). As partial consideration for Athlete Capital Sports providing the Services to the Company, the Company agreed to issue such number of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), equal to (i) $3 million (the “Consulting Fee”) divided by (ii) the volume-weighted average price per share of the Common Stock for the five trading days immediately preceding the Share Delivery Date (as defined below), or the closing share price for the trading day immediately preceding the Share Delivery Date, whichever is lower. The “Share Delivery Date” is April 11, 2026 . The Shares are subject to a guaranteed make-whole provision to guarantee the total dollar value of the Shares for the period beginning on the Share Delivery Date and ending on the later of (i) 15 months following the Effective Date or (ii) the date that is 6 months following the date that the registration statement covering the resale of the Shares is declared effective (the “Resale Registration Statement”). The Company shall be required to pay Athlete Capital Sports an amount equal to the Consulting Fee less the Realized Consulting Fee. The “Realized Consulting Fee” means the net amount of all proceeds received by Athlete Capital Sports upon the sale of the Shares, after deducting all fees, costs and expenses incurred by Athlete Capital Sports with respect to the Shares and the sale thereof.

Additionally, Athlete Capital Sports appointed the Company’s CEO, John Hilburn Davis IV, as its proxy and attorney-in-fact with respect to the voting of all Shares held by Athlete Capital Sports pursuant to the Agreement. The Company and Athlete Capital Sports also agreed to enter into a separate agreement to be mutually agreed to among the parties whereby the Company would invest $500,000 per year for three years to University student athlete funds as directed by Athlete Capital Sports.

The Company agreed to file the Resale Registration Statement by April 26, 2026.

The Agreement contains certain covenants, representations, warranties, and conditions customary for an agreement of this type. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) with regard to the sale and issuance of the Shares pursuant to the Agreement is incorporated herein by reference. The Shares issued and sold under the Securities Purchase Agreement as described in Item 1.01 of this Current Report were offered and sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement between Digital Brands Group, Inc. and Athlete Capital Sports LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Dated: March 18, 2026	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer